Exhibit 1

WESTERN GRAPHITE, INC.

2 Bloor Street

Suite 3500

Toronto Ontario M4W 1A8

August 26, 2014

Western Graphite, Inc.

Hudson Bay Centre

2 Bloor Street East, Suite 3500

Toronto, Ontario M4W 1A8

CANADA

Dear David and the Board of Western Graphite:

On this date, I, Lauren Notar, hereby tender my resignation from my duties and positions as President, Chief Executive Officer and Chairman of the Board of Western Graphite, Inc. My resignation is effective immediately.

I have greatly enjoyed my experience with Western Graphite and now look forward to seeing the company continue to grow and achieve its goals under David’s leadership.

I shall be available to facilitate the transition of ownership and leadership to any reasonable extent requested by the company.

Sincerely,

/s/Lauren Notar
Lauren Notar